UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  October 16, 2012

(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-2360	13-0871985
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

ARMONK, NEW YORK	10504
(Address of principal executive offices)	(Zip Code)

914-499-1900

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.   Results of Operations and Financial Condition.

The registrant’s press release dated October 16, 2012, regarding its financial results for the periods ended September 30, 2012, including consolidated financial statements for the periods ended September 30, 2012, is Attachment I of this Form 8-K.  Attachment II are the slides for IBM’s Chief Financial Officer Mark Loughridge’s third quarter earnings presentation on October 16, 2012, as well as certain reconciliation and other information (“Non-GAAP Supplemental Materials”) for information in Attachment I (press release), Attachment II (slides) and in Mr. Loughridge’s presentation. All of the information in Attachment I and II is hereby filed.

IBM’s web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/).  IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: October 16, 2012

	By:	/s/ James J. Kavanaugh

James J. Kavanaugh
Vice President and Controller

3

ATTACHMENT I

IBM REPORTS 2012 THIRD-QUARTER RESULTS

•     Diluted EPS:

• GAAP: $3.33, up 4 percent; $3.44, up 8 percent excluding UK pension-related charges;

• Operating (non-GAAP): $3.62, up 10 percent;

•     Net income:

• GAAP: $3.8 billion, flat; $3.9 billion, up 3 percent excluding UK pension-related charges;

• Operating (non-GAAP): $4.2 billion, up 5 percent;

•     Gross profit margin:

• GAAP: 47.4 percent, up 0.9 points;

• Operating (non-GAAP): 48.1 percent, up 1.2 points;

•     Revenue: $24.7 billion, down 5 percent, down 2 percent adjusting for currency;

• Negative currency impact of nearly $1 billion;

• Divestiture of Retail Store Solutions (RSS) reduced revenue by 1 percent;

•     Software revenue down 1 percent, up 3 percent adjusting for currency;

•     Services revenue down 5 percent, flat adjusting for currency;

•     Services backlog of $138 billion, up 1 percent;

•     Systems and Technology revenue down 13 percent, down 12 percent adjusting for currency;

•     Growth markets revenue down 1 percent, up 4 percent adjusting for currency;

• BRIC countries up 4 percent, up 11 percent adjusting for currency;

•     Business analytics revenue up 14 percent year to date;

•     Smarter Planet revenue up more than 20 percent year to date;

•     Cloud revenue year to date has exceeded full-year 2011 revenue;

•     Reiterating full-year 2012 operating (non-GAAP) EPS expectation of at least $15.10.

ARMONK, N.Y., October 16, 2012 . . . IBM (NYSE: IBM) today announced third-quarter 2012 diluted earnings of $3.33 per share, a year-to-year increase of 4 percent, or $3.44 per share, up 8 percent excluding the impact of UK pension-related charges.  Operating (non-GAAP) diluted earnings were $3.62 per share, compared with operating diluted earnings of $3.28 per share in the third quarter of 2011, an increase of 10 percent.

Third-quarter net income was $3.8 billion, flat year-to-year; or $3.9 billion, up 3 percent excluding the impact of UK pension-related charges.  Operating (non-GAAP) net income was $4.2 billion compared with $4.0 billion in the third quarter of 2011, an increase of 5 percent.

Total revenues for the third quarter of 2012 of $24.7 billion were down 5 percent (down 2 percent, adjusting for currency) from the third quarter of 2011.  Currency negatively impacted revenue growth by nearly $1 billion.

“In the third quarter, we continued to drive margin, profit and earnings growth through our focus on higher-value businesses, strategic growth initiatives and productivity,” said Ginni Rometty, IBM chairman, president and chief executive officer.

“Looking ahead, we see good opportunity with a strong product lineup heading into this quarter and annuity businesses that provide a solid base of revenue, profit and cash.  We are reiterating our full-year 2012 operating earnings per share expectation of at least $15.10.”

Third-Quarter GAAP — Operating (non-GAAP) Reconciliation

Third-quarter operating (non-GAAP) diluted earnings exclude $0.29 per share of charges: $0.12 per share for the amortization of purchased intangible assets and other acquisition-related charges, and $0.17 per share for retirement-related charges, including $0.11 per share for the impact of UK pension-related charges.

Full-Year 2012 Expectations

IBM is adjusting its expectation for full-year 2012 GAAP diluted earnings per share to at least $14.29, to reflect the impact of UK pension-related charges.  Operating (non-GAAP) diluted earnings per share expectations remain at least $15.10.  The 2012 operating (non-GAAP) earnings expectations exclude $0.81 per share of charges for amortization of purchased intangible assets, other acquisition-related charges, and retirement-related charges.

Geographic Regions

The Americas’ third-quarter revenues were $10.4 billion, a decrease of 4 percent (down 3 percent, adjusting for currency) from the 2011 period.  Revenues from Europe/Middle East/Africa were $7.2 billion, down 9 percent (down 1 percent, adjusting for currency).  Asia-Pacific revenues increased 1 percent (up 2 percent, adjusting for currency) to $6.5 billion.  OEM revenues were $538 million, down 28 percent compared with the 2011 third quarter.

Growth Markets

Revenues from the company’s growth markets decreased 1 percent (up 4 percent, adjusting for currency) and 35 countries had double-digit revenue growth, adjusting for currency.  Revenues in the BRIC countries — Brazil, Russia, India and China — increased 4 percent (up 11 percent, adjusting for currency).

Services

Global Technology Services segment revenues decreased 4 percent (up 1 percent, adjusting for currency) to $9.9 billion.  Global Business Services segment revenues were down 6 percent (down 3 percent, adjusting for currency) to $4.5 billion.

Pre-tax income from Global Technology Services was flat and pre-tax margin increased to 16.6 percent (up 9 percent and 18.1 percent, respectively, when adjusted for workforce rebalancing charges in the third quarters of 2011 and 2012).  Global Business Services pre-tax income decreased 5 percent and pre-tax margin increased to 15.6 percent (up 9 percent and 18 percent, respectively, when adjusted for workforce rebalancing charges in the third quarters of 2011 and 2012).

The estimated services backlog at September 30 was $138 billion, up 1 percent year over year at actual rates (up 1 percent, adjusting for currency).

Software

Revenues from the Software segment were $5.8 billion, down 1 percent (up 3 percent, adjusting for currency) compared with the third quarter of 2011.  Software pre-tax income increased 6 percent and pre-tax margin increased to 35.6 percent (up 10 percent and 37.1 percent, respectively, when adjusted for workforce rebalancing charges in the third quarters of 2011 and 2012).

Revenues from IBM’s key middleware products, which include WebSphere, Information Management, Tivoli, Lotus and Rational products, were $3.6 billion, down 1 percent (up 3 percent, adjusting for currency) versus the third quarter of 2011.  Operating systems revenues of $597 million were flat (up 4 percent, adjusting for currency) compared with the prior-year quarter.

Revenues from the WebSphere family of software products increased 2 percent year over year.  Information Management software revenues decreased 1 percent.  Revenues from Tivoli software increased 5 percent. Revenues from Lotus software decreased 10 percent, and Rational software decreased 16 percent.

Hardware

Revenues from the Systems and Technology segment totaled $3.9 billion for the quarter, down 13 percent (down 12 percent, adjusting for currency) from the third quarter of 2011.  Excluding Retail Store Solutions (RSS), revenues were down 11 percent (9 percent, adjusting for currency).  Systems and Technology pre-tax income decreased $0.2 billion.

Total systems revenues, excluding RSS, decreased 8 percent (down 6 percent, adjusting for currency).  Revenues from Power Systems were down 2 percent compared with the 2011 period.  Revenues from System x were down 5 percent.  Revenues from System z mainframe server products decreased 20 percent compared with the year-ago period.  Total delivery of System z computing power, as measured in MIPS (millions of instructions per second), decreased 2 percent.  Revenues from System Storage decreased 10 percent.  Revenues from Retail Store Solutions decreased 79 percent year over year as a result of the divestiture in the quarter.  Revenues from Microelectronics OEM decreased 25 percent.

Financing

Global Financing segment revenues were down 9 percent (down 5 percent, adjusting for currency) in the third quarter at $472 million.  Pre-tax income for the segment decreased 1 percent to $476 million.

Gross Profit

The company’s total gross profit margin was 47.4 percent in the 2012 third quarter compared with 46.5 percent in the 2011 third-quarter period.  Total operating (non-GAAP) gross profit margin was 48.1 percent in the 2012 third quarter compared with 46.8 percent in the 2011 third-quarter period, with increases in Global Technology Services and Global Business Services.

Expense

Total expense and other income decreased 7 percent to $6.7 billion, or a decrease of 9 percent to $6.5 billion, excluding $162 million for UK pension-related charges, compared with the prior-year period.  S,G&A expense of $5.9 billion increased 4 percent year over year, or expense of $5.7 billion, up 1 percent excluding the impact of UK pension-related charges.  S,G&A expense includes $408 million for workforce rebalancing, which negatively impacted net income by approximately $310 million.  R,D&E expense of $1.5 billion decreased 1 percent compared with the year-ago period.  Intellectual property and custom development income increased to $303 million compared with $298 million a year ago.  Other (income) and expense was income of $606 million compared with prior-year expense of $128 million.  This increase in income was primarily due to a $447 million gain from the divestiture of Retail Store Solutions, which contributed approximately $280 million to net income.  Interest expense increased to $124 million compared with $107 million in the prior year.

Total operating (non-GAAP) expense and other income decreased 10 percent to $6.4 billion compared with the prior-year period.  Operating (non-GAAP) S,G&A expense of $5.6 billion increased 1 percent compared with prior-year expense.  Operating (non-GAAP) R,D&E expense of $1.5 billion decreased 2 percent compared with the year-ago period.

***

Pre-tax income increased 1 percent to $5.1 billion, or 4 percent to $5.2 billion excluding the impact of UK pension-related charges.  Pre-tax margin increased 1.3 points to 20.5 percent, or 1.9 points to 21.2 percent excluding the impact of UK pension-related charges, compared with the prior-year period.  Operating (non-GAAP) pre-tax income increased 7 percent to $5.5 billion and pre-tax margin was 22.3 percent, up 2.5 points.

IBM’s tax rate was 24.6 percent, up 1.0 points year over year; operating (non-GAAP) tax rate was 24.7 percent, up 1.1 points compared to the year-ago period.

Net income margin increased 0.8 points to 15.5 percent, or 1.3 points to 16.0 percent excluding the impact of UK pension-related charges.  Total operating (non-GAAP) net income margin increased 1.7 points to 16.8 percent.

The weighted-average number of diluted common shares outstanding in the third-quarter 2012 was 1.15 billion compared with 1.20 billion shares in the same period of 2011.  As of September 30, 2012, there were 1.13 billion basic common shares outstanding.

Debt, including Global Financing, totaled $33.7 billion, compared with $31.3 billion at year-end 2011.  From a management segment view, Global Financing debt totaled $23.3 billion versus $23.3 billion at year-end 2011, resulting in a debt-to-equity ratio of 7.1 to 1.  Non-global financing debt totaled $10.3 billion, an increase of $2.4 billion since year-end 2011, resulting in a debt-to-capitalization ratio of 36.0 percent from 32.0 percent.

IBM ended the third-quarter 2012 with $12.3 billion of cash on hand and generated free cash flow of $3.1 billion, excluding Global Financing receivables, down approximately $0.3 billion year over year.  The company returned $4.0 billion to shareholders through $1.0 billion in dividends and $3.0 billion of share repurchases.  The balance sheet remains strong, and the company is well positioned to support the business over the long term.

Year-To-Date 2012 Results

Net income for the nine months ended September 30, 2012 was $10.8 billion, a year-to-year increase of 4 percent, or $10.9 billion, up 5 percent, excluding the impact of UK pension-related charges.  Diluted earnings per share were $9.27 compared with $8.48 per diluted share for the 2011 period, an increase of 9 percent, or $9.38, up 11 percent excluding the impact of UK pension-related charges.  Revenues for the nine-month period totaled $75.2 billion, a decrease of 3 percent (flat, adjusting for currency) compared with $77.4 billion for the nine months of 2011.

Operating (non-GAAP) net income for the nine months ended September 30, 2012 was $11.5 billion compared with $10.7 billion in the year-ago period, an increase of 7 percent.  Operating (non-GAAP) diluted earnings per share were $9.90 compared with $8.77 per diluted share for the 2011 period, an increase of 13 percent.

Forward-Looking and Cautionary Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are based on the company’s current assumptions regarding future business and financial performance.  These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including the following: a downturn in economic environment and corporate IT spending budgets; the company’s failure to meet growth and productivity objectives, a failure of the company’s innovation initiatives; risks from investing in growth opportunities; failure of the company’s intellectual property portfolio to prevent competitive offerings and the failure of the company to obtain necessary licenses; cybersecurity and data privacy considerations; fluctuations in financial results and purchases, impact of local legal, economic, political and health conditions; adverse effects from environmental matters, tax matters and the company’s pension plans; ineffective internal controls; the company’s use of accounting estimates; the company’s ability to attract and retain key personnel and its reliance on critical skills; impacts of relationships with critical suppliers and business with government clients; currency fluctuations and customer financing risks; impact of changes in market liquidity conditions and customer credit risk on receivables; reliance on third party distribution channels; the company’s ability to successfully manage acquisitions and alliances; risk factors related to IBM securities; and other risks, uncertainties and factors discussed in the company’s Form 10-Q, Form 10-K and in the company’s other filings with the U.S. Securities and Exchange Commission (SEC) or in materials incorporated therein by reference.  Any forward-looking statement in this release speaks only as of the date on which it is made.  The company assumes no obligation to update or revise any forward-looking statements.

Presentation of Information in this Press Release

In an effort to provide investors with additional information regarding the company’s results as determined by generally accepted accounting principles (GAAP),

the company has also disclosed in this press release the following non-GAAP information which management believes provides useful information to investors:

IBM results and expectations —

•     presenting operating (non-GAAP) earnings per share amounts and related income statement items;

•     presenting non-global financing debt-to-capitalization ratio;

•     adjusting for free cash flow;

•     adjusting for currency (i.e., at constant currency);

•     adjusting for workforce rebalancing charges.

The rationale for management’s use of non-GAAP measures is included as part of the supplemental materials presented within the third-quarter earnings materials.  These materials are available on the IBM investor relations Web site at www.ibm.com/investor and are being included in Attachment II (“Non-GAAP Supplemental Materials”) to the Form 8-K that includes this press release and is being submitted today to the SEC.

Conference Call and Webcast

IBM’s regular quarterly earnings conference call is scheduled to begin at 4:30 p.m. EDT, today.  The Webcast may be viewed at www.ibm.com/investor/3q12.  Presentation charts will be available on the Web site shortly before the Webcast.

Financial Results Below (certain amounts may not add due to use of rounded numbers; percentages presented are calculated from the underlying whole-dollar amounts).

INTERNATIONAL BUSINESS MACHINES CORPORATION

COMPARATIVE FINANCIAL RESULTS

(Unaudited; Dollars in millions except per share amounts)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
			Percent			Percent
	2012	2011	Change	2012	2011	Change
REVENUE

Global Technology Services	$9,922	$10,322	-3.9%	$29,952	$30,427	-1.6%
Gross profit margin	37.3%	35.7%		36.3%	34.5%

Global Business Services	4,542	4,832	-6.0%	13,846	14,407	-3.9%
Gross profit margin	31.2%	29.4%		30.0%	28.6%

Software	5,763	5,817	-0.9%	17,533	17,295	1.4%
Gross profit margin	88.0%	88.1%		87.8%	87.9%

Systems and Technology	3,895	4,482	-13.1%	11,903	13,182	-9.7%
Gross profit margin	37.3%	39.8%		36.7%	39.5%

Global Financing	472	520	-9.2%	1,478	1,555	-4.9%
Gross profit margin	45.8%	47.4%		47.5%	49.9%

Other	154	182	-15.9%	490	563	-13.0%
Gross profit margin	-80.4%	-48.3%		-71.3%	-66.7%

TOTAL REVENUE	24,747	26,157	-5.4%	75,203	77,430	-2.9%

GROSS PROFIT	11,732	12,173	-3.6%	35,131	35,416	-0.8%
Gross profit margin	47.4%	46.5%		46.7%	45.7%

EXPENSE AND OTHER INCOME S,G&A	5,908	5,662	4.3%	17,632	17,518	0.6%
Expense to revenue	23.9%	21.6%		23.4%	22.6%

R,D&E	1,534	1,546	-0.8%	4,722	4,703	0.4%
Expense to revenue	6.2%	5.9%		6.3%	6.1%

Intellectual property and custom development income	(303)	(298)	1.4%	(847)	(855)	-0.9%

Other (income) and expense	(606)	128	NM	(796)	23	NM

Interest expense	124	107	15.2%	350	298	17.7%

TOTAL EXPENSE AND OTHER INCOME	6,657	7,146	-6.8%	21,060	21,687	-2.9%
Expense to revenue	26.9%	27.3%		28.0%	28.0%

INCOME BEFORE
INCOME TAXES	5,074	5,027	0.9%	14,071	13,729	2.5%
Pre-tax margin	20.5%	19.2%		18.7%	17.7%

Provision for income taxes	1,251	1,188	5.2%	3,300	3,364	-1.9%
Effective tax rate	24.6%	23.6%		23.5%	24.5%

NET INCOME	$3,824	$3,839	-0.4%	$10,771	$10,365	3.9%

Net income margin	15.5%	14.7%		14.3%	13.4%

EARNINGS PER SHARE OF COMMON STOCK:
ASSUMING DILUTION	$3.33	$3.19	4.4%	$9.27	$8.48	9.3%
BASIC	$3.36	$3.23	4.0%	$9.38	$8.60	9.1%

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUT- STANDING (M’s):
ASSUMING DILUTION	1,149.3	1,204.9		1,161.8	1,222.1
BASIC	1,137.2	1,188.6		1,148.4	1,205.2

NM — Not Meaningful

INTERNATIONAL BUSINESS MACHINES CORPORATION

CONSOLIDATED STATEMENT OF FINANCIAL POSITION

(Unaudited)

	At	At
	September 30,	December 31,
(Dollars in Millions)	2012	2011
ASSETS:

Current Assets:
Cash and cash equivalents	$11,909	$11,922
Marketable securities	345	—
Notes and accounts receivable - trade (net of allowances of $250 in 2012 and $256 in 2011)	9,772	11,179
Short-term financing receivables (net of allowances of $277 in 2012 and $311 in 2011)	14,925	16,901
Other accounts receivable (net of allowances of $20 in 2012 and $11 in 2011)	2,066	1,481
Inventories, at lower of average cost or market:
Finished goods	649	589
Work in process and raw materials	1,937	2,007

Total inventories	2,586	2,595
Deferred taxes	1,522	1,601
Prepaid expenses and other current assets	5,016	5,249

Total Current Assets	48,141	50,928

Property, plant and equipment	40,716	40,124
Less: Accumulated depreciation	26,688	26,241

Property, plant and equipment - net	14,027	13,883
Long-term financing receivables (net of allowances of $65 in 2012 and $38 in 2011)	10,791	10,776
Prepaid pension assets	3,424	2,843
Deferred taxes	2,555	3,503
Goodwill	28,270	26,213
Intangible assets - net	3,565	3,392
Investments and sundry assets	5,006	4,895

Total Assets	$115,778	$116,433

LIABILITIES:

Current Liabilities:
Taxes	$2,147	$3,313
Short-term debt	9,334	8,463
Accounts payable	7,085	8,517
Compensation and benefits	4,730	5,099
Deferred income	11,230	12,197
Other accrued expenses and liabilities	4,973	4,535

Total Current Liabilities	39,499	42,123

Long-term debt	24,333	22,857
Retirement and nonpension postretirement benefit obligations	16,682	18,374
Deferred income	4,263	3,847
Other liabilities	9,335	8,996

Total Liabilities	94,112	96,197

EQUITY:

IBM Stockholders’ Equity:
Common stock	49,603	48,129
Retained earnings	112,773	104,857
Treasury stock — at cost	(120,115)	(110,963)
Accumulated other comprehensive income/(loss)	(20,720)	(21,885)

Total IBM stockholders’ equity	21,541	20,138

Noncontrolling interests	126	97

Total Equity	21,666	20,236

Total Liabilities and Equity	$115,778	$116,433

INTERNATIONAL BUSINESS MACHINES CORPORATION

CASH FLOW ANALYSIS

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Dollars in Millions)	2012	2011	2012	2011
Net Cash from Operating Activities per GAAP:	$4,514	$4,678	$13,240	$12,750

Less: the change in Global Financing (GF) Receivables	327	207	1,245	2,110

Net Cash from Operating Activities (Excluding GF Receivables)	4,187	4,471	11,995	10,640

Capital Expenditures, Net	(1,046)	(991)	(3,326)	(3,000)

Free Cash Flow (Excluding GF Receivables)	3,141	3,481	8,670	7,640

Acquisitions	(342)	(64)	(2,266)	(223)
Divestitures	573	0	587	4
Dividends	(968)	(893)	(2,816)	(2,593)
Share Repurchase	(2,986)	(3,444)	(8,988)	(11,465)
Non-GF Debt	694	86	2,284	1,093
Other (includes GF Receivables and GF Debt)	954	374	2,861	5,196

Change in Cash, Cash Equivalents and Short-term Marketable Securities	$1,067	$(461)	$331	$(348)

INTERNATIONAL BUSINESS MACHINES CORPORATION

SEGMENT DATA

(Unaudited)

	THIRD-QUARTER 2012
				Pre-tax
	Revenue			Income/	Pre-tax
(Dollars in Millions)	External	Internal	Total	(Loss)	Margin
SEGMENTS

Global Technology Services	$9,922	$285	$10,206	$1,697	16.6%
Y-T-Y change	-3.9%	-10.0%	-4.1%	0.1%

Global Business Services	4,542	175	4,717	738	15.6%
Y-T-Y change	-6.0%	-12.0%	-6.2%	-4.8%

Software	5,763	843	6,606	2,355	35.6%
Y-T-Y change	-0.9%	4.9%	-0.2%	6.3%

Systems and Technology	3,895	181	4,076	124	3.0%
Y-T-Y change	-13.1	-4.6%	-12.8%	-61.1%

Global Financing	472	491	963	476	49.4%
Y-T-Y change	-9.2%	2.5%	-3.6%	-1.2%

TOTAL REPORTABLE SEGMENTS	$24,594	$1,976	$26,570	$5,389	20.3%
Y-T-Y change	-5.3%	-0.6%	-5.0%	-1.7%

Eliminations / Other	154	(1,976)	(1,822)	(315)

TOTAL IBM CONSOLIDATED	$24,747	$0	$24,747	$5,074	20.5%
Y-T-Y change	-5.4%		-5.4%	0.9%

	THIRD-QUARTER 2011
				Pre-tax
	Revenue			Income/	Pre-tax
(Dollars in Millions)	External	Internal	Total	(Loss)	Margin
SEGMENTS

Global Technology Services	$10,322	$316	$10,638	$1,695	15.9%

Global Business Services	4,832	199	5,031	775	15.4%

Software	5,817	804	6,621	2,214	33.4%

Systems and Technology	4,482	190	4,672	318	6.8%

Global Financing	520	480	999	481	48.2%

TOTAL REPORTABLE SEGMENTS	$25,974	$1,989	$27,963	$5,484	19.6%

Eliminations / Other	182	(1,989)	(1,806)	(457)

TOTAL IBM CONSOLIDATED	$26,157	$0	$26,157	$5,027	19.2%

INTERNATIONAL BUSINESS MACHINES CORPORATION

SEGMENT DATA

(Unaudited)

	NINE-MONTHS 2012
				Pre-tax
	Revenue			Income/	Pre-tax
(Dollars in Millions)	External	Internal	Total	(Loss)	Margin
SEGMENTS

Global Technology Services	$29,952	$869	$30,821	$4,934	16.0%
Y-T-Y change	-1.6%	-7.9%	-1.8%	13.3%

Global Business Services	13,846	538	14,384	2,142	14.9%
Y-T-Y change	-3.9%	-11.0%	-4.2%	-1.1%

Software	17,533	2,459	19,992	6,793	34.0%
Y-T-Y change	1.4%	1.4%	1.4%	8.5%

Systems and Technology	11,903	491	12,394	253	2.0%
Y-T-Y change	-9.7%	-24.8%	-10.4%	-70.0%

Global Financing	1,478	1,492	2,970	1,516	51.0%
Y-T-Y change	-4.9%	-2.1%	-3.5%	1.3%

TOTAL REPORTABLE SEGMENTS	$74,713	$5,848	$80,561	$15,637	19.4%
Y-T-Y change	-2.8%	-4.9%	-3.0%	3.4%

Eliminations / Other	490	(5,848)	(5,358)	(1,566)

TOTAL IBM CONSOLIDATED	$75,203	$0	$75,203	$14,071	18.7%
Y-T-Y change	-2.9%		-2.9%	2.5%

	NINE-MONTHS 2011
				Pre-tax
	Revenue			Income/	Pre-tax
(Dollars in Millions)	External	Internal	Total	(Loss)	Margin
SEGMENTS

Global Technology Services	$30,427	$943	$31,370	$4,353	13.9%

Global Business Services	14,407	604	15,012	2,166	14.4%

Software	17,295	2,425	19,720	6,260	31.7%

Systems and Technology	13,182	652	13,834	843	6.1%

Global Financing	1,555	1,524	3,078	1,497	48.6%

TOTAL REPORTABLE SEGMENTS	$76,866	$6,148	$83,015	$15,118	18.2%

Eliminations / Other	563	(6,148)	(5,585)	(1,389)

TOTAL IBM CONSOLIDATED	$77,430	$0	$77,430	$13,729	17.7%

INTERNATIONAL BUSINESS MACHINES CORPORATION

U.S. GAAP TO OPERATING RESULTS RECONCILIATION

(Unaudited; Dollars in millions except per share amounts)

	THIRD-QUARTER 2012
		Acquisition-	Retirement-
		Related	Related	Operating
	GAAP	Adjustments*	Adjustments**	(Non-GAAP)
Gross Profit	$11,732	$95	$67	$11,894

Gross Profit Margin	47.4%	0.4Pts	0.3Pts	48.1%

S,G&A	5,908	(88)	(196)	5,625

R,D&E	1,534	0	5	1,539

Other (Income) & Expense	(606)	(5)	0	(611)

Total Expense & Other (Income)	6,657	(92)	(191)	6,374

Pre-Tax Income	5,074	188	258	5,520

Pre-Tax Income Margin	20.5%	0.8Pts	1.0Pts	22.3%

Provision for Income Taxes***	1,251	47	67	1,364

Effective Tax Rate	24.6%	0.0Pts	0.1Pts	24.7%

Net Income	3,824	141	191	4,155

Net Income Margin	15.5%	0.6Pts	0.8Pts	16.8%

Diluted Earnings Per Share	$3.33	$0.12	$0.17	$3.62

	THIRD-QUARTER 2011
		Acquisition-	Retirement-
		Related	Related	Operating
	GAAP	Adjustments*	Adjustments**	(Non-GAAP)
Gross Profit	$12,173	$87	$(7)	$12,253

Gross Profit Margin	46.5%	0.3Pts	0.0Pts	46.8%

S,G&A	5,662	(75)	(0)	5,587

R,D&E	1,546	0	22	1,568

Other (Income) & Expense	128	(18)	0	111

Total Expense & Other (Income)	7,146	(92)	21	7,075

Pre-Tax Income	5,027	180	(29)	5,178

Pre-Tax Income Margin	19.2%	0.7Pts	-0.1Pts	19.8%

Provision for Income Taxes***	1,188	47	(11)	1,224

Effective Tax Rate	23.6%	0.1Pts	-0.1Pts	23.6%

Net Income	3,839	133	(17)	3,954

Net Income Margin	14.7%	0.5Pts	-0.1Pts	15.1%

Diluted Earnings Per Share	$3.19	$0.11	$(0.01)	$3.28

*  Includes amortization of acquired intangible assets and other acquisition-related charges.

**  Includes retirement-related items driven by changes to plan assets and liabilities primarily related to market performance.

***  Tax impact on operating (non-GAAP) pre-tax income is calculated under the same accounting principles applied to the GAAP pre-tax income which employs an annual effective tax rate method to the results.

INTERNATIONAL BUSINESS MACHINES CORPORATION

U.S. GAAP TO OPERATING RESULTS RECONCILIATION

(Unaudited; Dollars in millions except per share amounts)

	NINE-MONTHS 2012
		Acquisition-	Retirement-
		Related	Related	Operating
	GAAP	Adjustments*	Adjustments**	(Non-GAAP)
Gross Profit	$35,131	$276	$204	$35,611

Gross Profit Margin	46.7%	0.4Pts	0.3Pts	47.4%

S,G&A	17,632	(258)	(265)	17,108

R,D&E	4,722	0	14	4,736

Other (Income) & Expense	(796)	(7)	0	(803)

Total Expense & Other Income	21,060	(265)	(251)	20,545

Pre-Tax Income	14,071	541	454	15,067

Pre-Tax Income Margin	18.7%	0.7Pts	0.6Pts	20.0%

Provision for Income Taxes***	3,300	143	127	3,569

Effective Tax Rate	23.5%	0.1Pts	0.1Pts	23.7%

Net Income	10,771	399	328	11,498

Net Income Margin	14.3%	0.5Pts	0.4Pts	15.3%

Diluted Earnings Per Share	$9.27	$0.34	$0.28	$9.90

	NINE-MONTHS 2011
		Acquisition-	Retirement-
		Related	Related	Operating
	GAAP	Adjustments*	Adjustments**	(Non-GAAP)
Gross Profit	$35,416	$259	$12	$35,687

Gross Profit Margin	45.7%	0.3Pts	0.0Pts	46.1%

S,G&A	17,518	(226)	(16)	17,276

R,D&E	4,703	0	65	4,768

Other (Income) & Expense	23	(23)	0	1

Total Expense & Other Income	21,687	(249)	49	21,487

Pre-Tax Income	13,729	508	(37)	14,200

Pre-Tax Income Margin	17.7%	0.7Pts	0.0Pts	18.3%

Provision for Income Taxes***	3,364	132	(17)	3,479

Effective Tax Rate	24.5%	0.1Pts	-0.1Pts	24.5%

Net Income	10,365	376	(20)	10,721

Net Income Margin	13.4%	0.5Pts	0.0Pts	13.8%

Diluted Earnings Per Share	$8.48	$0.31	$(0.02)	$8.77

*  Includes amortization of acquired intangible assets and other acquisition-related charges.

**  Includes retirement-related items driven by changes to plan assets and liabilities primarily related to market performance.

***  Tax impact on operating (non-GAAP) pre-tax income is calculated under the same accounting principles applied to the GAAP pre-tax income which employs an annual effective tax rate method to the results.

Contact:	IBM
Mike Fay, 914-499-6107
mikefay@us.ibm.com

John Bukovinsky, 732-618-3531
jbuko@us.ibm.com

ATTACHMENT II

3Q 2012 Earnings Presentation October 16, 2012

2 Forward Looking Statements and Non-GAAP Information Certain comments made in this presentation may be characterized as forward looking under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on the company's current assumptions regarding future business and financial performance. Those statements by their nature address matters that are uncertain to different degrees. Those statements involve a number of factors that could cause actual results to differ materially. Additional information concerning these factors is contained in the Company's filings with the SEC. Copies are available from the SEC, from the IBM web site, or from IBM Investor Relations. Any forward-looking statement made during this presentation speaks only as of the date on which it is made. The company assumes no obligation to update or revise any forward-looking statements. These charts and the associated remarks and comments are integrally related, and are intended to be presented and understood together. In an effort to provide additional and useful information regarding the company’s financial results and other financial information as determined by generally accepted accounting principles (GAAP), the company also discusses, in its earnings press release and earnings presentation materials, certain non-GAAP information including "operating earnings" and other "operating" financial measures. The rationale for management’s use of this non-GAAP information, the reconciliation of that information to GAAP, and other related information are included in supplemental materials entitled “Non-GAAP Supplemental Materials” that are posted on the Company’s investor relations web site at http://www.ibm.com/investor/3q12/ The Non-GAAP Supplemental Materials are also included as Attachment II to the Company’s Form 8-K dated October 16, 2012.

3 3Q 2012 Revenue performance: Europe consistent with 2Q Japan stabilized BRIC double-digit growth North America declined Continued strong performance in key solution areas of Smarter Planet, Business Analytics and Cloud Annuity businesses provide solid base of revenue and profit Expanded gross, pre-tax, and net margins Revenue $24.7B (5%), (2%) yr/yr @CC Operating Pre-Tax Income $5.5B +7% yr/yr Operating (Non-GAAP) EPS $3.62 +10% yr/yr Continue to expect at least $15.10 of Operating EPS in 2012

4 Key Financial Metrics P&L Ratios (Operating) 3Q12 B/(W) Yr/Yr GP Margin 48.1% 1.2 pts PTI Margin 22.3% 2.5 pts Tax Rate 24.7% (1.1 pts) NI Margin 16.8% 1.7 pts P&L Highlights 3Q12 B/(W) Yr/Yr Revenue $24.7 (5%) @CC (2%)* NI – Operating $4.2 5% EPS – Operating $3.62 10% Cash Highlights 3Q12 Last 12 Mos. Free Cash Flow (excl GF Receivables) $3.1 $17.6 Share Repurchase 3.0 12.6 Dividends 1.0 3.7 Cash Balance @ Sept. 30 12.3 $ in Billions, except EPS * Revenue down 1% @CC excluding impact of divested Retail Store Solutions business

5 3Q11 Operating EPS Revenue Growth @ Actual Margin Expansion Share Repurchases 3Q12 Operating EPS Operating EPS Bridge – 3Q11 to 3Q12 $3.28 Gross Margin Expansion $0.19 RSS Divestiture Gain * $0.23 Expense Productivity $0.16 W/F Rebalancing Charge ($0.24) * Based on discrete tax rate ($0.17) $0.34 $0.17 $3.62

6 1H11 Operating EPS Revenue Growth @ Actual Margin Expansion Share Repurchases 1H12 Operating EPS Operating EPS Bridge – 1H11 to 1H12 $5.50 ($0.09) $0.56 $0.32 $6.29

7 Revenue by Geography 3Q12 B/(W) Yr/Yr Rptd @CC Americas $10.4 (4%) (3%) Europe/ME/A 7.2 (9%) (1%) Asia Pacific 6.5 1% 2% Total Geographies excl. Retail Store Solutions $24.2 (5%) (4%) (1%) Flat IBM excl. Retail Store Solutions $24.7 (5%) (5%) (2%) (1%) Major Markets (6%) (2%) Growth Markets (1%) 4% BRIC Countries 4% 11% $ in Billions APac U.S. -4% EMEA Canada/ LA Japan Flat @CC EMEA steady, Japan stabilized, BRIC strength, North America declined OEM -28%

8 Revenue and Gross Profit Margin by Segment 3Q12 B/(W) Yr/Yr Rptd @CC 3Q12 B/(W) Yr/Yr Pts Global Technology Services $9.9 (4%) 1% 37.3% 1.6 pts Global Business Services 4.5 (6%) (3%) 31.2% 1.7 pts Software 5.8 (1%) 3% 88.0% Flat Systems & Technology 3.9 (13%) (12%) 37.3% (2.6 pts) excl. Retail Store Solutions (11%) (9%) Global Financing 0.5 (9%) (5%) 45.8% (1.6 pts) Total Revenue & Op. GP Margin $24.7 (5%) (2%) 48.1% 1.2 pts excl. RSS (5%) (1%) $ in Billions Operating Gross Profit Margin Revenue

9 Expense Summary 3Q12 B/(W) Yr/Yr Currency Acq.* Base SG&A – Operating includes Workforce Rebalancing $5.6 0.4 (1%) 4 pts (2 pts) (3 pts) SG&A excl. Workforce Rebalancing 5.2 6% 4 pts (2 pts) 5 pts RD&E – Operating 1.5 2% 3 pts (4 pts) 3 pts IP and Development Income (0.3) 1% Other (Income)/Expense includes Retail Store Solutions Gain (0.6) (0.4) Interest Expense 0.1 (15%) Operating Expense & Other Income $6.4 10% 8 pts (3 pts) 5 pts $ in Billions B/(W) Yr/Yr Drivers * Includes acquisitions made in the last twelve months, net of non-operating acquisition-related charges

10 Pre-Tax Income by Segment $ in Billions PTI $ B/(W) Yr/Yr B/(W) Yr/Yr w/o Wkfrce Rebal.* PTI % B/(W) Yr/Yr B/(W) Yr/Yr w/o Wkfrce Rebal.* Global Technology Services $1.7 Flat 9% 16.6% 0.7 pts 2.1 pts Global Business Services 0.7 (5%) 9% 15.6% 0.2 pts 2.5 pts Software 2.4 6% 10% 35.6% 2.2 pts 3.5 pts Systems & Technology 0.1 (61%) (47%) 3.0% (3.8 pts) (2.7 pts) Global Financing 0.5 (1%) (1%) 49.4% 1.2 pts 1.5 pts Total Operating PTI $5.5 7% 14% 22.3% 2.5 pts 4.1 pts * 3Q12 Workforce Rebalancing charge of $407M, 3Q11 Workforce Rebalancing charge of $21M Segment PTI $ Segment PTI Margin Services and Software profit growth and margin expansion

11 B/(W) Yr/Yr 3Q12 Rptd @CC Revenue (External) $9.9 (4%) 1% Gross Margin (External) 37.3% 1.6 pts Pre-Tax Income $1.7 Flat excluding Wkfrce Rebal. $1.8 9% PTI Margin 16.6% 0.7 pts excluding Wkfrce Rebal. 18.1% 2.1 pts Services Segments Global Technology Services (GTS) Global Business Services (GBS) Backlog growth and margin expansion 3Q12 Revenue (% of Total Services) $ in Billions B/(W) Yr/Yr 3Q12 Rptd @CC Revenue (External) $4.5 (6%) (3%) Gross Margin (External) 31.2% 1.7 pts Pre-Tax Income $0.7 (5%) excluding Wkfrce Rebal. $0.9 9% PTI Margin 15.6% 0.2 pts excluding Wkfrce Rebal. 18.0% 2.5 pts $ in Billions 3Q12 Revenue Yr/Yr GTS Rptd @CC GTS Outsourcing (5%) Flat Integrated Technology Services (1%) 3% Maintenance (5%) Flat GBS GBS Outsourcing (7%) (3%) Consulting & Systems Integration (6%) (3%) 3Q12 Services Backlog $138B 1% 1% GTS Outsourcing 40% GBS C&SI 24% Maint. 13% ITS 16% GBS Outsourcing 7%

12 Software Segment B/(W) Yr/Yr 3Q12 Rptd @CC Revenue (External) $5.8 (1%) 3% Gross Margin (External) 88.0% Flat Pre-Tax Income $2.4 6% excluding Wkfrce Rebal. $2.4 10% PTI Margin 35.6% 2.2 pts excluding Wkfrce Rebal. 37.1% 3.5 pts 3Q12 Revenue Yr/Yr Rptd @CC WebSphere Family 2% 5% Information Management (1%) 3% Tivoli 5% 9% Lotus (10%) (7%) Rational (16%) (13%) Key Branded Middleware (1%) 3% Total Middleware (2%) 2% Total Software (1%) 3% 3Q12 Revenue (% of Total Software) Key Branded Middleware 63% Operating Systems 10% Other Middleware 19% Other 8% $ in Billions Double-digit growth in Software Solutions

13 Systems & Technology Segment B/(W) Yr/Yr 3Q12 Rptd @CC Revenue (External) – including RSS $3.9 (13%) (12%) excluding RSS (11%) (9%) Gross Margin (External) 37.3% (2.6 pts) Pre-Tax Income $0.1 (61%) excluding Wkfrce Rebal. $0.2 (47%) PTI Margin 3.0% (3.8 pts) excluding Wkfrce Rebal. 4.1% (2.7 pts) $ in Billions 3Q12 Revenue (% of Total Sys & Tech) 3Q12 Revenue Yr/Yr Rptd @CC System z (20%) (19%) Power Systems (2%) (1%) System x (5%) (3%) Storage (10%) (8%) Total Systems excl. RSS (8%) (6%) Microelectronics OEM (25%) (25%) Total Systems & Technology excl. RSS (11%) (9%) Retail Store Solutions (Divested) (79%) (79%) New Enterprise Servers and Storage in 4Q Servers 68% Storage 19% Micro OEM 12% RSS (Divested)

14 Growth Initiatives Business Analytics Growth Markets Smarter Planet Cloud 3Q YTD Revenue > Full Year 2011 3Q YTD Revenue up 7% yr/yr @CC 3Q YTD Revenue up 14% yr/yr 3Q YTD Revenue up >20% yr/yr Continued strength in our key growth initiatives

15 3Q11 Free Cash Flow Operating Net Income Cash Taxes Capex 3Q12 Free Cash Flow Free Cash Flow Bridge – 3Q11 to 3Q12 $3.5B Workforce Rebalancing Payments/Other $3.1B $0.2B ($0.3B) ($0.2B) ($0.1B) ($0.2B) $0.2B GAAP Net Income Flat Yr/Yr B/S Impact of Non-Operating, Non-Cash Adjs. Non-Operating Charges/ Cost

16 Cash Flow Analysis 3Q12 B/(W) Yr/Yr YTD 3Q12 B/(W) Yr/Yr Net Cash from Operations $4.5 ($0.2) $13.2 $0.5 Less: Global Financing Receivables 0.3 0.1 1.2 (0.9) Net Cash from Operations (excluding GF Receivables) 4.2 (0.3) 12.0 1.4 Net Capital Expenditures (1.0) (0.1) (3.3) (0.3) Free Cash Flow (excluding GF Receivables) 3.1 (0.3) 8.7 1.0 Acquisitions (0.3) (0.3) (2.3) (2.0) Divestitures 0.6 0.6 0.6 0.6 Dividends (1.0) (0.1) (2.8) (0.2) Share Repurchases (3.0) 0.5 (9.0) 2.5 Non-GF Debt 0.7 0.6 2.3 1.2 Other (includes GF A/R & GF Debt) 1.0 0.6 2.9 (2.3) Change in Cash & Marketable Securities $1.1 $1.5 $0.3 $0.7 $ in Billions

17 Sept. 11 Dec. 11 Sept. 12 Cash & Marketable Securities $11.3 $11.9 $12.3 Non-GF Assets* 67.5 69.4 71.2 Global Financing Assets 31.4 35.1 32.3 Total Assets 110.2 116.4 115.8 Other Liabilities 57.6 64.9 60.4 Non-GF Debt* 7.4 8.0 10.3 Global Financing Debt 22.8 23.3 23.3 Total Debt 30.2 31.3 33.7 Total Liabilities 87.8 96.2 94.1 Equity 22.4 20.2 21.7 Non-GF Debt / Capital 28% 32% 36% Global Financing Leverage 7.1 7.2 7.1 Balance Sheet Summary $ in Billions * Includes eliminations of inter-company activity

18 3Q 2012 Summary 2010 2015e $11.67 At least $20 2011 $13.44 2012e $15.10+ Continue to expect at least $15.10 of Operating EPS in 2012 Double-digit operating EPS growth Strong performance in key solution areas of Smarter Planet, Business Analytics and Cloud Annuity businesses provide solid base of revenue and profit Productivity and mix contribute to gross, pre-tax, and net margin expansion Strong balance sheet and cash generation enable shareholder returns Operating EPS

19

20 Supplemental Materials Currency – Year/Year Comparison Supplemental Segment Information – Global Services Supplemental Segment Information – Systems & Technology, Software Global Financing Portfolio Revenue by Key Industry Sales Unit Cash Flow (FAS 95) Non-GAAP Supplemental Materials Operating (Non-GAAP) Earnings Per Share and Related Income Statement Items, Constant Currency Cash Flow, Debt-to-Capital Ratio, Workforce Rebalancing, Retail Store Solutions (RSS) Divestiture Reconciliation of Operating Earnings Per Share GAAP to Operating (Non-GAAP) Bridge – 3Q 2012 GAAP to Operating (Non-GAAP) Bridge – 3Q 2011 Reconciliation of Operating EPS Bridge 3Q11 to 3Q12 Reconciliation of Operating EPS Bridge 1H11 to 1H12 Reconciliation of Revenue Growth GAAP to Operating (Non-GAAP) Bridge – 3Q 2012 GAAP to Operating (Non-GAAP) Bridge – 3Q 2011 Reconciliation of B/(W) Yr/Yr Expense Drivers – 3Q12 Reconciliation of Free Cash Flow (excluding GF Receivables) Reconciliation of Debt-to-Capital Ratio Some columns and rows in these materials, including the supplemental exhibits, may not add due to rounding Supplemental Materials

21 Currency – Year/Year Comparison 1Q12 Yr/Yr 2Q12 Yr/Yr 3Q12 Yr/Yr 10/15 Spot 4Q12 FY12 Euro 0.76 (4%) 0.78 (12%) 0.80 (13%) 0.77 (4%) (8%) Pound 0.64 (2%) 0.63 (3%) 0.63 (2%) 0.62 2% (1%) Yen 79 4% 80 2% 79 (1%) 79 (2%) 1% Revenue Impact - Pts (1 pts) (4 pts) (4 pts) ~(1 pts) ~(2 pts) 3Q12 (US$B) Yr/Yr $24.7 (5%) (0.9) (4 pts) $25.7 (2%) @ 10/15 Spot Quarterly Averages per US $ Revenue As Reported Currency Impact Revenue @CC Supplemental Materials

22 Supplemental Segment Information – 3Q 2012 $ in Billions Backlog Global Services 3Q12 Yr/Yr @CC Total Backlog $138 1% 1% Change in Backlog due to Currency Quarter-to-Quarter $2 Year-to-Year ($1) Outsourcing Backlog $89 (1%) Flat $ in Billions Signings Global Services 3Q12 Yr/Yr @CC Outsourcing $7.3 26% 30% - GTS O/S, GBS O/S (AMS) Transactional 6.0 (8%) (6%) - ITS, Consulting & AMS SI (incl. US Federal) Total Signings $13.3 8% 11% Note: Actual backlog calculated using September 30 currency spot rates Revenue Growth Global Services Yr/Yr @CC GTS Outsourcing (5%) Flat Integrated Tech Services (1%) 3% Maintenance (5%) Flat Total GTS (4%) 1% GBS Outsourcing (7%) (3%) GBS C&SI (6%) (3%) Total GBS (6%) (3%) Total Outsourcing (5%) (1%) Total Transactional (4%) Flat Maintenance (5%) Flat Supplemental Revenue Information Supplemental Backlog / Signings Information Supplemental Materials

23 Supplemental Segment Information – 3Q 2012 Revenue Growth Systems & Technology Yr/Yr @CC GP% Share System z (20%) (19%) = Power Systems (2%) (1%) System x (5%) (3%) Storage (10%) (8%) Total Systems excl. RSS (8%) (6%) Microelectronics OEM (25%) (25%) Total Sys & Tech excl. RSS (11%) (9%) Retail Store Solutions (79%) (79%) Revenue Growth Software Yr/Yr @CC WebSphere Family 2% 5% Information Management (1%) 3% Tivoli 5% 9% Lotus (10%) (7%) Rational (16%) (13%) Key Branded Middleware (1%) 3% Other Middleware (6%) (2%) Total Middleware (2%) 2% Operating Systems Flat 4% Other Software/Services 7% 10% Total Software (1%) 3% Supplemental Materials

24 Global Financing Portfolio 3Q12 – $25.1B Net External Receivables Supplemental Materials 3Q12 2Q12 3Q11 Identified Loss Rate 0.9% 0.8% 1.0% Anticipated Loss Rate 0.5% 0.5% 0.3% Reserve Coverage 1.3% 1.3% 1.3% Client Days Delinquent Outstanding 2.9 2.6 2.7 Commercial A/R > 30 days $36M $33M $46M Non-Investment Grade 40% Investment Grade 60% 24% 36% 21% 12% 6% 1% 0% 10% 20% 30% 40% Aaa-A3 Baa1-Baa3 Ba1-Ba2 Ba3-B1 B2-B3 Caa-D

25 3Q12 B/(W) Yr/Yr Rptd @CC Financial Services $7.2 (3%) 1% Public 3.7 (3%) (1%) Industrial 2.3 (6%) (2%) Distribution 2.2 (10%) (6%) Communications 2.3 (7%) (4%) General Business 5.8 (2%) 3% Total IBM $24.7 (5%) (2%) Revenue by Key Industry Sales Unit $ in Billions General Business Comms Distribution Industrial Public Financial Services Supplemental Materials

26 Cash Flow (FAS 95) QTD 3Q12 QTD 3Q11 YTD 3Q12 YTD 3Q11 Net Income from Operations $3.8 $3.8 $10.8 $10.4 Depreciation / Amortization of Intangibles 1.2 1.2 3.5 3.6 Stock-based Compensation 0.2 0.2 0.5 0.5 Working Capital / Other (1.0) (0.7) (2.8) (3.9) Global Financing A/R 0.3 0.2 1.2 2.1 Net Cash provided by Operating Activities 4.5 4.7 13.2 12.7 Capital Expenditures, net of payments & proceeds (1.0) (1.0) (3.3) (3.0) Divestitures, net of cash transferred 0.6 0.0 0.6 0.0 Acquisitions, net of cash acquired (0.3) (0.1) (2.3) (0.2) Marketable Securities / Other Investments, net (0.2) 0.2 0.1 2.3 Net Cash used in Investing Activities (1.0) (0.8) (4.9) (0.9) Debt, net of payments & proceeds 1.2 0.2 2.4 1.1 Dividends (1.0) (0.9) (2.8) (2.6) Common Stock Repurchases (3.0) (3.4) (9.0) (11.5) Common Stock Transactions - Other 0.3 0.5 1.2 2.0 Net Cash used in Financing Activities (2.5) (3.7) (8.2) (10.9) Effect of Exchange Rate changes on Cash 0.0 (0.6) (0.2) (0.3) Net Change in Cash & Cash Equivalents $1.0 ($0.4) $0.0 $0.6 $ in Billions Supplemental Materials

27 Non-GAAP Supplemental Materials In an effort to provide investors with additional information regarding the company's results as determined by generally accepted accounting principles (GAAP), the company also discusses, in its earnings press release and earnings presentation materials, the following Non-GAAP information which management believes provides useful information to investors. Operating (Non-GAAP) Earnings Per Share and Related Income Statement Items Management presents certain financial measures excluding the effects of certain acquisition-related charges, non-operating retirement-related costs, and any related tax impacts. Management uses the term "operating" to describe this view of the company's financial results and other financial information. For acquisitions, these measures exclude the amortization of purchased intangible assets and acquisition-related charges such as in-process research and development, transaction costs, applicable restructuring and related expenses, and tax charges related to acquisition integration. For retirement-related costs, the company has characterized certain items as operating and others as non-operating. The company includes service cost, amortization of prior service cost and the cost of defined contribution plans in its operating results. Non-operating retirement-related costs include interest cost, expected return on plan assets, amortized actuarial gains/losses, the impacts of any plan curtailments/settlements, multi-employer plan costs, pension insolvency costs, and other costs. Non-operating costs primarily relate to changes in pension plan assets and liabilities which are tied to market performance, and management considers these costs to be outside the operational performance of the business. Management’s calculation of these operating measures, as presented, may differ from similarly titled measures reported by other companies. Overall, management believes that providing investors with an operating view as described above provides increased transparency and clarity into both the operational results of the business and the performance of the company’s pension plans, improves visibility to management decisions and their impacts on operational performance, enables better comparison to peer companies, and allows the company to provide a long term strategic view of the business going forward. For the 2015 earnings per share roadmap, the company is utilizing an operating view to establish its objectives and track its progress. The company’s segment financial results and performance reflect operating earnings, consistent with the company’s management and measurement system. Constant Currency Management refers to growth rates at constant currency or adjusting for currency so that certain financial results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of the company's business performance. Financial results adjusted for currency are calculated by translating current period activity in local currency using the comparable prior year period’s currency conversion rate. This approach is used for countries where the functional currency is the local currency. Generally, when the dollar either strengthens or weakens against other currencies, the growth at constant currency rates or adjusting for currency will be higher or lower than growth reported at actual exchange rates. Supplemental Materials

Non-GAAP Supplemental Materials In an effort to provide investors with additional information regarding the company's results as determined by generally accepted accounting principles (GAAP), the company also discusses, in its earnings press release and earnings presentation materials, the following Non-GAAP information which management believes provides useful information to investors. Operating (Non-GAAP) Earnings Per Share and Related Income Statement Items Management presents certain financial measures excluding the effects of certain acquisition-related charges, non-operating retirement-related costs, and any related tax impacts. Management uses the term "operating" to describe this view of the company's financial results and other financial information. For acquisitions, these measures exclude the amortization of purchased intangible assets and acquisition-related charges such as in-process research and development, transaction costs, applicable restructuring and related expenses, and tax charges related to acquisition integration. For retirement-related costs, the company has characterized certain items as operating and others as non-operating. The company includes service cost, amortization of prior service cost and the cost of defined contribution plans in its operating results. Non-operating retirement-related costs include interest cost, expected return on plan assets, amortized actuarial gains/losses, the impacts of any plan curtailments/settlements, multi-employer plan costs, pension insolvency costs, and other costs. Non-operating costs primarily relate to changes in pension plan assets and liabilities which are tied to market performance, and management considers these costs to be outside the operational performance of the business. Management’s calculation of these operating measures, as presented, may differ from similarly titled measures reported by other companies. Overall, management believes that providing investors with an operating view as described above provides increased transparency and clarity into both the operational results of the business and the performance of the company’s pension plans, improves visibility to management decisions and their impacts on operational performance, enables better comparison to peer companies, and allows the company to provide a long term strategic view of the business going forward. For the 2015 earnings per share roadmap, the company is utilizing an operating view to establish its objectives and track its progress. The company’s segment financial results and performance reflect operating earnings, consistent with the company’s management and measurement system. Constant Currency Management refers to growth rates at constant currency or adjusting for currency so that certain financial results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of the company's business performance. Financial results adjusted for currency are calculated by translating current period activity in local currency using the comparable prior year period’s currency conversion rate. This approach is used for countries where the functional currency is the local currency. Generally, when the dollar either strengthens or weakens against other currencies, the growth at constant currency rates or adjusting for currency will be higher or lower than growth reported at actual exchange rates. Supplemental Materials

29 Non-GAAP Supplemental Materials Reconciliation of Operating Earnings Per Share IBM Operating EPS (Non-GAAP) Acquisition-Related Charges * Amortization of Purchased Intangibles Other Acquisition-Related Charges Non-Operating Retirement-Related Items ** IBM GAAP EPS Adjustments 2012 Expectations $14.29+ $15.10+ $0.47 $0.45 $0.02 $0.34 * Includes acquisitions closed as of 9/30/2012 ** Includes $0.11 charge in 3Q 2012 for additional obligation associated with UK pension plan The above serves to reconcile the Non-GAAP financial information contained in “3Q 2012” and “3Q 2012 Summary” discussions in the company’s earnings presentation. See Slide 27 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials

30 Non-GAAP Supplemental Materials GAAP to Operating (Non-GAAP) Bridge – 3Q 2012 $ in Millions, except EPS GAAP Acquisition-related Adjustments* Retirement-related Adjustments** Operating (Non-GAAP) Gross Profit $11,732 $95 $67 $11,894 SG&A 5,908 (88) (196) 5,625 RD&E 1,534 0 5 1,539 Other Income & Expense (606) (5) 0 (611) Total Operating Expense & Other Income 6,657 (92) (191) 6,374 Pre-Tax Income 5,074 188 258 5,520 Tax *** 1,251 47 67 1,364 Net Income 3,824 141 191 4,155 Diluted Earnings Per Share $3.33 $0.12 $0.17 $3.62 * Includes amortization of purchased Intangibles, in process R&D, severance cost for acquired employees, vacant space for acquired companies, deal costs and acquisition integration tax charges. ** Includes retirement related interest cost, expected return on plan assets, recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, multi-employer plans and insolvency insurance. ***The tax impact on the Operating (Non-GAAP) Pre-Tax Income is calculated under the same accounting principles applied to the As Reported Pre-Tax Income under ASC 740, which employs an annual effective tax rate method to the results. The above serves to reconcile the Non-GAAP financial information contained in the “3Q 2012,” “Key Financial Metrics” and “Expense Summary” discussions in the company’s earnings presentation. See Slide 27 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials

31 Non-GAAP Supplemental Materials GAAP to Operating (Non-GAAP) Bridge – 3Q 2011 $ in Millions, except EPS GAAP Acquisition-related Adjustments* Retirement-related Adjustments** Operating (Non-GAAP) Gross Profit $12,173 $87 ($7) $12,253 SG&A 5,662 (75) (0) 5,587 RD&E 1,546 0 22 1,568 Other Income & Expense 128 (18) 0 111 Total Operating Expense & Other Income 7,146 (92) 21 7, 075 Pre-Tax Income 5,027 180 (29) 5,178 Tax *** 1,188 47 (11) 1,224 Net Income 3,839 133 (17) 3,954 Diluted Earnings Per Share $3.19 $0.11 ($0.01) $3.28 * Includes amortization of purchased Intangibles, in process R&D, severance cost for acquired employees, vacant space for acquired companies, deal costs and acquisition integration tax charges ** Includes retirement related interest cost, expected return on plan assets, recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, multi-employer plans and insolvency insurance ***The tax impact on the Operating (Non-GAAP) Pre-Tax Income is calculated under the same accounting principles applied to the As Reported Pre-Tax Income under ASC 740, which employs an annual effective tax rate method to the results. The above serves to reconcile the Non-GAAP financial information contained in the “3Q 2012,” “Key Financial Metrics” and “Expense Summary” discussions in the company’s earnings presentation. See Slide 27 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials

IBM Supplemental Materials

Non-GAAP Supplemental Materials

Reconciliation of Operating EPS Bridge 3Q11 to 3Q12

	GAAP	Acquisition-related Adjustments*	Retirement-related Adjustments**	Operating (Non-GAAP)
3Q11 EPS	$3.19	0.11	(0.01)	$3.28
Revenue growth @ actual	(0.17)	0.00	0.00	(0.17)
Margin expansion	0.16	0.00	0.17	0.34
Share repurchases	0.15	0.01	0.01	0.17
3Q12 EPS	$3.33	0.12	0.17	$3.62

* Includes amortization of purchased intangibles, in process R&D, severance cost for acquired employees, vacant space for acquired companies, deal costs and acquisition integration tax charges.
** Includes retirement related interest cost, expected return on plan assets, recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, multi-employer plans and insolvency insurance.

The above serves to reconcile the Non-GAAP financial information contained in the "Operating EPS Bridge – 3Q11 to 3Q12" discussion in the company's earnings presentation. See Slide 27 of this presentation for additional information on the use of these Non-GAAP financial measures.

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IBM Supplemental Materials

Non-GAAP Supplemental Materials

Reconciliation of Operating EPS Bridge 1H11 to 1H12

	GAAP	Acquisition-related Adjustments*	Retirement-related Adjustments**	Operating (Non-GAAP)
1H11 EPS	$5.30	0.20	0.00	$5.50
Revenue growth @ actual	(0.08)	(0.01)	0.00	(0.09)
Margin expansion	0.42	0.02	0.12	0.56
Share repurchases	0.31	0.01	0.00	0.32
1H12 EPS	$5.95	0.22	0.12	$6.29

* Includes amortization of purchased intangibles, in process R&D, severance cost for acquired employees, vacant space for acquired companies, deal costs and acquisition integration tax charges.
** Includes retirement related interest cost, expected return on plan assets, recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, multi-employer plans and insolvency insurance.

The above serves to reconcile the Non-GAAP financial information contained in the "Operating EPS Bridge – 1H11 to 1H12" discussion in the company's earnings presentation. See Slide 27 of this presentation for additional information on the use of these Non-GAAP financial measures.

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Non-GAAP Supplemental Materials Reconciliation of Revenue Growth @CC Flat 4% 11% 13% 19% (3%) 13% 2% (6%) (6%) 14% 9% (9%) 7% As Rptd (1%) 4% 10% (6%) 20% (17%) 9% 1% (6%) (13%) 9% 6% (11%) 3% Japan North America - Software Russia India China Brazil Growth Markets – ITS Japan – GBS North America – GBS Europe – GBS Tivoli Storage Software Tivoli Security Total Systems (including RSS) Growth Markets 3Q12 Yr/Yr The above serves to reconcile the Non-GAAP financial information contained in the “3Q 2012,” “Revenue by Geography,” “Services Segments,” “Software Segment,” “Systems and Technology Segment,” “Growth Initiatives,” and “3Q 2012 Summary” discussions in the company’s earnings presentation. See Slide 27 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials YTD 3Q12 Yr/Yr

16.8% 0.8 pts 0.6 pts 15.5% Net Income Margin 24.7% 0.1 pts 0.0 pts 24.6% Tax Rate *** 22.3% 1.0 pts 0.8 pts 20.5% PTI Margin 48.1% 0.3 pts 0.4 pts 47.4% Gross Profit Margin Operating (Non-GAAP) Retirement-related Adjustments ** Acquisition- related Adjustments* GAAP * Includes amortization of purchased Intangibles, in process R&D, severance cost for acquired employees, vacant space for acquired companies, deal costs and acquisition integration tax charges ** Includes retirement related interest cost, expected return on plan assets, recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, multi-employer plans and insolvency insurance ***The tax impact on the Operating (Non-GAAP) Pre-Tax Income is calculated under the same accounting principles applied to the As Reported Pre-Tax Income under ASC 740, which employs an annual effective tax rate method to the results. Non-GAAP Supplemental Materials GAAP to Operating (Non-GAAP) Bridge – 3Q 2012 The above serves to reconcile the Non-GAAP financial information contained in the “Key Financial Metrics” and “Revenue and Gross Profit Margin by Segment” discussions in the company’s earnings presentation. See Slide 27 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials

36 GAAP Acquisition-related Adjustments* Retirement-related Adjustments ** Operating (Non-GAAP) Gross Profit Margin 46.5% 0.3 pts 0.0 pts 46.8% PTI Margin 19.2% 0.7 pts (0.1 pts) 19.8% Tax Rate *** 23.6% 0.1 pts (0.1 pts) 23.6% Net Income Margin 14.7% 0.5 pts (0.1 pts) 15.1% * Includes amortization of purchased Intangibles, in process R&D, severance cost for acquired employees, vacant space for acquired companies, deal costs and acquisition integration tax charges ** Includes retirement related interest cost, expected return on plan assets, recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, multi-employer plans and insolvency insurance ***The tax impact on the Operating (Non-GAAP) Pre-Tax Income is calculated under the same accounting principles applied to the As Reported Pre-Tax Income under ASC 740, which employs an annual effective tax rate method to the results. Non-GAAP Supplemental Materials GAAP to Operating (Non-GAAP) Bridge – 3Q 2011 The above serves to reconcile the Non-GAAP financial information contained in the “Key Financial Metrics” discussions in the company’s earnings presentation. See Slide 27 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials

 RD&E 3 pts 0 pts 3 pts Currency (4 pts) 0 pts (4 pts) Acquisitions 3 pts 1 pts 2 pts Base SG&A 4 pts 0 pts 4 pts Currency (2 pts) 0 pts (3 pts) Acquisitions (3 pts) 3 pts (6 pts) Base Operating Expense & Other Income 8 pts 0 pts 7 pts Currency (3 pts) 0 pts (3 pts) Acquisitions 5 pts 3 pts 2 pts Base Operating (Non-GAAP) Non-GAAP Adjustments GAAP Non-GAAP Supplemental Materials The above serves to reconcile the Non-GAAP financial information contained in the “Expense Summary” discussion in the company’s earnings presentation. See Slide 27 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials Reconciliation of B/(W) Yr/Yr Expense Drivers – 3Q12

38 Non-GAAP Supplemental Materials 12 months ended 9/30/12 3 months ended 9/30/11 Net Cash from Operations $20.3 $4.7 Less: Global Financing Receivables (1.7) (0.2) Net Cash from Operations (excluding GF Receivables) 22.0 4.5 Net Capital Expenditures (4.4) (1.0) Free Cash Flow (excluding GF Receivables) $17.6 $3.5 $ in Billions Reconciliation of Free Cash Flow (excluding GF Receivables) The above serves to reconcile the Non-GAAP financial information contained in the “Key Financial Metrics,” and “Free Cash Flow Bridge – 3Q11 to 3Q12” discussion in the company’s earnings presentation. See Slide 28 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials

39 Reconciliation of Debt-to-Capital Ratio Sept. 11 Dec. 11 Sept. 12 Non-Global Financing Debt / Capital IBM Consolidated Debt / Capital 28% 57% 32% 61% 36% 61% The above serves to reconcile the Non-GAAP financial information contained in the “Balance Sheet Summary” discussion in the company’s earnings presentation. See Slide 28 of this presentation for additional information on the use of these Non-GAAP financial measures. Non-GAAP Supplemental Materials Supplemental Materials

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